Exhibit 10.1

Commercial Paper Dealer Agreement
4(a)(2) Program; Guaranteed

Among:

MICROCHIP TECHNOLOGY INCORPORATED, as Issuer, each of the other Guarantors from time to time party hereto
and

[ ], as Dealer

Concerning Notes to be issued pursuant to an Issuing and Paying Agent Agreement, dated as of September 13, 2023 among the Issuer, the guarantors from time to time party thereto and [ ], as Issuing and Paying Agent

Dated as of September 13, 2023

Commercial Paper Dealer Agreement
4(a)(2) Program; Guaranteed
This agreement (the “Agreement”) sets forth the understandings among the Issuer, the guarantors from time to time party hereto (each, a “Guarantor”, and collectively, the “Guarantors”) and the Dealer, each named on the cover page hereof, in connection with the issuance and sale by the Issuer of its short-term promissory notes (the “Notes”) through the Dealer.
The Guarantors have agreed unconditionally and irrevocably to guarantee, on a joint and several basis, payment in full of the principal of, and interest (if any) on, all such Notes of the Issuer, pursuant to a guarantee, dated the date hereof, substantially in the form of Exhibit D hereto (the “Guarantee”). Notwithstanding anything to the contrary contained herein, all provisions of this Agreement with respect to any Guarantor or its Guarantee shall cease to apply, and such Guarantor’s rights and obligations hereunder shall terminate, upon the Guarantee Release Date with respect to such Guarantor.
Certain terms used in this Agreement are defined in Section 6 hereof.
The Addendum to this Agreement, and any Annexes or Exhibits described in this Agreement or such Addendum, are hereby incorporated into this Agreement and made fully a part hereof.
1.    Offers, Sales and Resales of Notes.
1.1    While (i) the Issuer has and shall have no obligation to sell the Notes to the Dealer or to permit the Dealer to arrange any sale of the Notes for the account of the Issuer, and (ii) the Dealer has and shall have no obligation to purchase the Notes from the Issuer or to arrange any sale of the Notes for the account of the Issuer, the parties hereto agree that in any case where the Dealer purchases Notes from the Issuer, or arranges for the sale of Notes by the Issuer, such Notes will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants and agreements of the Issuer and the Guarantors contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.
1.2    So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, neither the Issuer nor any of the Guarantors shall, without the consent of the Dealer, offer, solicit or accept offers to purchase, or sell, any Notes except (a) in transactions with one or more dealers which may from time to time after the date hereof become dealers with respect to the Notes by executing with the Issuer and the Guarantors one or more agreements which contain provisions substantially identical to those contained in Section 1 of this Agreement, of which the Issuer and the Guarantors hereby undertake to provide the Dealer prompt notice or (b) in transactions with the other dealers listed on the Addendum hereto, which are executing agreements with the Issuer and the Guarantors which contain provisions substantially identical to Section 1 of this Agreement contemporaneously herewith or have executed agreements with the Issuer and the Guarantors prior to the date hereof which contain such provisions (in the case of clauses (a) and (b), each, an “Other Dealer” and collectively, the “Other Dealers”). So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, in no event shall the Issuer or any Guarantor offer, solicit or accept offers to purchase, or sell, any Notes directly on its own behalf in transactions with persons other than Other Dealers as specifically permitted in this Section 1.2.
1.3    The Notes shall have a minimum Face Amount of $250,000 and may be issued in integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their Face Amounts, as shall be agreed upon by the Dealer and the Issuer, shall have a maturity not exceeding 397 days from the date of issuance and may have such terms as are specified in Exhibit C hereto, the Private Placement Memorandum or a pricing supplement, or as otherwise agreed upon in writing by the applicable purchaser and the Issuer. The Notes shall not contain any provision for extension, renewal or automatic “rollover.”
1.4    The authentication and issuance of, and payment for, the Notes shall be effected in accordance with the Issuing and Paying Agent Agreement, and the Notes shall be either individual physical certificates or book-entry notes evidenced by one or more master notes (each, a “Master Note”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, in the form or forms annexed to the Issuing and Paying Agent Agreement.
1.5    If the Issuer and the Dealer shall agree on the terms of the purchase of any Note by the Dealer or the sale of any Note arranged by the Dealer (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate or interest rate index and margin (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis), and appropriate compensation for the Dealer’s services hereunder) pursuant to this Agreement, the Issuer shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agent Agreement and payment for such Note shall be made by the purchaser thereof, either directly or through the Dealer, to the Issuing and Paying Agent, for the account of the Issuer. Except as otherwise agreed, in the event that the Dealer is acting as an agent and a purchaser shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Dealer shall promptly notify the Issuer (which notice shall in any event be given within one New York business day of such failure to accept delivery or make payment, as the case may be), and if the Dealer has theretofore paid the Issuer for the Note, the Issuer will promptly return such funds to the Dealer against its return of the Note to the Issuer, in the case of a certificated Note, and upon notice of such failure in the case of a book-entry Note. If such failure occurred for any reason other than default by the Dealer, the Issuer and the Guarantors agree, jointly and severally, to reimburse the Dealer on an equitable basis for the Dealer’s loss of the use of such funds for the period such funds were credited to the Issuer’s account.
1.6    The Dealer, the Issuer and the Guarantors hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:
(a)    Offers and sales of the Notes by or through the Dealer shall be made only to: (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers or Institutional Accredited Investors and (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor.
(b)    Resales and other transfers of the Notes by the holders thereof shall be made only in accordance with the restrictions in the legend described in clause (e) below.
(c)    No general solicitation or general advertising shall be used in connection with the offering of the Notes. Without limiting the generality of the foregoing, without the prior written approval of the Dealer (such approval not to be unreasonably withheld or delayed), neither the Issuer nor any Guarantor shall issue any press release, make any other statement to any member of the press making reference to the Notes, the offer or sale of the Notes, the Guarantee or this Agreement or place or publish any “tombstone” or other advertisement relating to the Notes or the offer or sale thereof or the Guarantee in a manner that would impact the ability of the Company to issue the Notes in a private placement under federal securities laws, provided the Company will provide notice to the Dealer of any press release, “tombstone” or advertisement. To the extent permitted by applicable securities laws, the Issuer and each Guarantor shall (i) omit the name of the Dealer from any publicly available filing by the Issuer or any Guarantor that makes reference to the Notes, the offer or sale of the Notes, the issuance of the Guarantee or this Agreement, (ii) not include a copy of this Agreement in any such filing or as an exhibit thereto other than to the extent a form of this Agreement is required to be filed pursuant to Form 8-K or Form 10-Q, and (iii) redact the Dealer's name and any contact or other information that could identify the Dealer from any agreement or other information included in such filing. For the avoidance of doubt, neither the Issuer nor any of the Guarantors shall post the Private Placement Memorandum on a website without the consent of the Dealer and each Other Dealer.
(d)    No sale of Notes to any one purchaser shall be for less than $250,000 Face Amount, and no Note shall be issued in a lower Face Amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase at least $250,000 Face Amount of Notes.
(e)    Offers and sales of the Notes shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a Note and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.
(f)    The Dealer shall furnish or make available or shall have furnished or made available to each purchaser of Notes for which it has acted as the Dealer a copy of the then-current Private Placement Memorandum unless such purchaser has previously been furnished or had made available to it a copy of the Private Placement Memorandum as then in effect. The Private Placement Memorandum shall expressly state that any person to whom Notes are offered shall have an opportunity to ask questions of, and receive information from, the Issuer, the Guarantors and the Dealer and shall provide the names, addresses and telephone numbers of the persons from whom information regarding the Issuer and the Guarantors may be obtained.
(g)    The Issuer and the Guarantors, jointly and severally, agree for the benefit of the Dealer and each of the holders and prospective purchasers from time to time of the Notes that, if at any time the Issuer or any Guarantor shall not be subject to Section 13 or 15(d) of the Exchange Act, the Issuer and the Guarantors will furnish, upon written request and at their expense, to the Dealer and to holders and prospective purchasers of Notes information required by Rule 144A(d)(4)(i) of the Securities Act in compliance with Rule 144A(d) of the Securities Act.
(h)    In the event that any Note offered or to be offered by the Dealer would be ineligible for resale under Rule 144A, the Issuer shall immediately notify the Dealer (by telephone, confirmed in writing) of such fact and shall promptly prepare and deliver to the Dealer an amendment or supplement to the Private Placement Memorandum describing the Notes that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

(i)    The Issuer and the Guarantors represent that neither the Issuer nor any of the Guarantors is currently issuing commercial paper in the United States market in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act. The Issuer and the Guarantors agree that, if the Issuer or any Guarantor shall issue commercial paper after the date hereof in reliance upon such exemption (a) the proceeds from the sale of the Notes will be segregated from the proceeds of the sale of any such commercial paper by being placed in a separate account; (b) the Issuer and the Guarantors will institute appropriate corporate procedures to ensure that the offers and sales of notes issued by the Issuer or such Guarantor, as the case may be, pursuant to the Section 3(a)(3) exemption are not integrated with offerings and sales of Notes hereunder; and (c) the Issuer and the Guarantors will comply with each of the requirements of Section 3(a)(3) of the Securities Act in selling commercial paper or other short-term debt securities other than the Notes in the United States.
1.7        Each of the Issuer and each of the Guarantors hereby represents and warrants to the Dealer, in connection with offers, sales and resales of Notes, as follows:
(a)    The Issuer and the Guarantors hereby confirm to the Dealer that (except as permitted by Section 1.6(i)) within the preceding six months neither the Issuer nor any of the Guarantors nor any person other than the Dealer or the Other Dealers acting on behalf of the Issuer or any of the Guarantors has offered or sold any Notes, or any substantially similar security of the Issuer or any of the Guarantors (including, without limitation, medium-term notes issued by the Issuer or any of the Guarantors), to, or solicited offers to buy any such security from, any person other than the Dealer or the Other Dealers. The Issuer and the Guarantors also agree that (except as permitted by Section 1.6(i)), as long as the Notes are being offered for sale by the Dealer and the Other Dealers as contemplated hereby and until at least six months after the offer of Notes hereunder has been terminated, neither the Issuer nor any of the Guarantors nor any person other than the Dealer or the Other Dealers (except as contemplated by Section 1.2 hereof) will offer the Notes or any substantially similar security of the Issuer for sale to, or solicit offers to buy any such security from, any person other than the Dealer or the Other Dealers, it being understood that such agreement is made with a view to bringing the offer and sale of the Notes within the exemption provided by Section 4(a)(2) of the Securities Act and shall survive any termination of this Agreement. Each of the Issuer and each of the Guarantors hereby (i) represents and warrants that it has not taken or omitted to take, and (ii) covenants that it will not take, or omit to take, in each case, any action, which action (or the absence thereof, in the case of an omission) would cause the offering and sale of Notes hereunder to be integrated with any other offering of securities, whether such offering is made by the Issuer or any of the Guarantors or some other party or parties, under circumstances that would cause the offering of the Notes by the Issuer to fail to be exempt under Section 4(a)(2) of the Securities Act.
(b)    The Issuer represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that the Issuer determines to use such proceeds for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, the Issuer shall give the Dealer at least three business days’ prior written notice to that effect. The Issuer shall also give the Dealer prompt notice of the actual date that it commences to purchase securities with the proceeds of the Notes. Thereafter, in the event that the Dealer purchases Notes as principal and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, the Dealer will sell such Notes either (i) only to offerees it reasonably believes to be Qualified Institutional Buyers or to Qualified Institutional Buyers it reasonably believes are acting for other Qualified Institutional Buyers, in each case in accordance with Rule 144A or (ii) in a manner which would not cause a violation of Regulation T and the interpretations thereunder.
1.8 The Issuer shall not issue Notes, or request the Dealer to offer and sell Notes, to the extent that after giving effect to such issuance and the application of the proceeds thereof, the aggregate Face Amount of outstanding Notes under the Program would exceed the Maximum Amount. The Issuer may from time to time increase the Maximum Amount by:
(a)    giving at least ten (10) days’ written notice by letter substantially in the form attached hereto as Exhibit E (the “Notification Letter for an Increase in Maximum Amount”) to the Dealer and the Issuing and Paying Agent.
(b)    delivery of (i) a certificate from a duly authorized officer of the Issuer and each Guarantor confirming that no changes have been made to the organizational documents of the Issuer or any Guarantor since the date a certified copy thereof was most recently delivered to the Dealer or, if there has been any such change, a certified copy of the related organizational documents currently in force; (ii) certified copies of all documents evidencing the internal authorization and approval required to be adopted by the Issuer and each Guarantor for such an increase in the Maximum Amount; (iii) a list of names, titles and specimen signatures of the persons authorized to sign on behalf of the Issuer and each Guarantor all notices and other documents to be delivered in connection with such an increase in the Maximum Amount to the extent there is a change in such persons following the increase in the Maximum Amount; (iv) an updated or supplemental Private Placement Memorandum reflecting the increase in the Maximum Amount of the Program; (v) a legal opinion in form and substance satisfactory to the Dealer as to (A) the due authorization, validity and enforceability of the Notes issued pursuant to the Issuing and Paying Agent Agreement, and (B) such other matters as the Dealer may reasonably request, in each case after giving effect to the increase in the Maximum Amount; (vi) evidence from each nationally recognized statistical rating organization providing a rating of the Notes either (A) that such rating has been confirmed after giving effect to the increase in the Maximum Amount or (B) setting forth any change in the rating of the Notes after giving effect to the increase in the Maximum Amount; and (vii) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.
2.    Representations and Warranties of the Issuer and the Guarantors.
Each of the Issuer and each of the Guarantors represents and warrants as to itself that:
2.1    The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all the requisite corporate power and authority to execute, deliver and perform its obligations under the Notes, this Agreement and the Issuing and Paying Agent Agreement.
2.2    Each of the Guarantors is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all the requisite power and authority to execute, deliver and perform its obligations under the Guarantee, this Agreement and the Issuing and Paying Agent Agreement.

2.3    This Agreement and the Issuing and Paying Agent Agreement have been duly authorized, executed and delivered by the Issuer and each Guarantor and constitute legal, valid and binding obligations of the Issuer and each Guarantor enforceable against the Issuer and each Guarantor in accordance with their terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to creditors rights and, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law) (the “Enforceability Exceptions”).
2.4    The Notes have been duly authorized, and when issued as provided in the Issuing and Paying Agent Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions
2.5    The Guarantee has been duly authorized, executed and delivered by the Guarantors and constitutes the legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with its terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
2.6    The offer and sale of the Notes and the guarantees evidenced by the Guarantee in the manner contemplated hereby do not require registration of the Notes or the Guarantee under the Securities Act, and no indenture in respect of the Notes or the Guarantee is required to be qualified under the Trust Indenture Act of 1939, as amended.
2.7    The Notes and the Guarantee will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Issuer and each Guarantor, respectively.
2.8    No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, this Agreement, the Notes, the Guarantee or the Issuing and Paying Agent Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.
2.9    Neither the execution and delivery of this Agreement, the Guarantee and the Issuing and Paying Agent Agreement, nor the issuance of the Notes in accordance with the Issuing and Paying Agent Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Issuer or any of the Guarantors, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer or any of the Guarantors, or (ii) violate or result in a breach or a default under (a) any of the terms of the charter documents or by-laws or other constitutive or organizational documents of the Issuer or any of the Guarantors, (b) any contract or instrument to which the Issuer or any of the Guarantors is a party or by which it or its property is bound, or (c) any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which the Issuer or any of the Guarantors is subject or by which it or its property is bound, which violation, breach or default with respect to clauses (b) or (c) would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the financial condition or operations of the Issuer or any Guarantor or the ability of the Issuer or any Guarantor to perform its obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agent Agreement.
2.10    Except as disclosed in the Company Information, there is no litigation or governmental proceeding pending, or to the knowledge of the Issuer or any Guarantor threatened, against or affecting the Issuer or any Guarantor or any of their respective subsidiaries which would reasonably be expected to result in a material adverse change in the financial condition or operations of the Issuer or any Guarantor or the ability of the Issuer or any Guarantor to perform its obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agent Agreement.
2.11    Neither the Issuer nor any of the Guarantors is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
2.12    Neither the Private Placement Memorandum nor the Company Information contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Issuer makes no representation or warranties with respect to Dealer Information.
2.13    Neither the Issuer nor any Guarantor nor any of their respective subsidiaries, nor any director or officer, nor, to the knowledge of the Issuer or any Guarantor, any employee, agent, affiliate or other person associated with or acting on behalf of the Issuer, any Guarantor or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or unlawful benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom (the “Bribery Act”), or, in each case, any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Issuer, the Guarantors and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance in all material respects with all applicable anti-bribery and anti-corruption laws.
2.14    The operations of the Issuer, the Guarantors and their respective subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Issuer, any Guarantor and their respective subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, any Guarantor or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer and each Guarantor, threatened.
2.15    Neither the Issuer, any Guarantor nor any of their respective subsidiaries, nor any director or officer, nor to the knowledge of the Issuer or any Guarantor, any agent, employee, representative or affiliate of the Issuer, any Guarantor or any of their respective subsidiaries (i) is currently the subject or target of any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or enforced by His Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or (ii) will, directly or indirectly, use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person (x) to fund or facilitate any activities or business (1) of or with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, or (2) or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject or target of Sanctions (collectively, “Sanctioned Countries” and each a “Sanctioned Country”), or (y) in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering of Notes, whether as dealer, advisor, investor or otherwise).
2.16    Neither the Issuer nor any Guarantor nor any of their respective subsidiaries, nor any director or officer, nor to the knowledge of the Issuer or any Guarantor, any agent, employee, representative or affiliate of the Issuer, the Guarantors or any of their respective subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is a Sanctioned Country (including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Sudan, and Syria).
2.17    Except as has been disclosed to the Dealer in writing, neither the Issuer nor any Guarantor nor any of their respective subsidiaries has knowingly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 5 years, nor does the Issuer, any Guarantor or any of their respective subsidiaries have any plans to increase its dealings or transactions, or commence dealings or transaction, with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries.
2.18    Each (a) issuance of Notes by the Issuer hereunder and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by the Issuer and each of the Guarantors to the Dealer, as of the date thereof, that, both before and after giving effect to such issuance and after giving effect to such amendment or supplement, (i) the representations and warranties given by the Issuer and the Guarantors set forth in this Section 2 remain true and correct on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes, the Notes being issued on such date have been duly and validly issued and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions and are guaranteed pursuant to the Guarantee, (iii) in the case of an issuance of Notes, since the date of the most recent

Private Placement Memorandum, there has been no material adverse change in the financial condition or operations of the Issuer or any Guarantor or the ability of the Issuer or any Guarantor to perform its obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agent Agreement which has not been disclosed to the Dealer in writing and (iv) neither the Issuer nor any of the Guarantors are in default of any of its obligations hereunder or under the Notes, the Guarantee or the Issuing and Paying Agent Agreement.
2.19    The Issuer, the Guarantors and their respective subsidiaries have taken commercially reasonable actions to protect (a) all personal information collected, stored, used, shared, processed or disposed of by or on behalf of them (“Personal Data”), and (b) the integrity, operation and security of all computers, software, websites, applications, databases, networks, and other information technology assets used by the Issuer, the Guarantors and its respective subsidiaries in their respective businesses (collectively, “IT Assets”), and the Personal Data or any other confidential information within such IT Assets, except where the failure to take such commercially reasonable actions would not have, individually or in the aggregate, a material adverse change in the financial condition or operations of the Issuer or the Guarantors. To the knowledge of the Issuer and the Guarantors, there have been no breaches of, or unauthorized use of or access to, any IT Assets or Personal Data, except for any that have not resulted in material liability to the Issuer, the Guarantors and their respective subsidiaries, taken as a whole.
2.20    The Guarantors will receive financial benefits from the issuance of Notes by the Issuer and the issuance by the Guarantors of the Guarantee in respect of the Notes.
3.    Covenants and Agreements of the Issuer and the Guarantors.
Each of the Issuer and each of the Guarantors covenants and agrees as to itself that:
3.1    The Issuer and the Guarantors will give the Dealer prompt notice (but in any event prior to any subsequent issuance of Notes hereunder) of any amendment to, modification of or waiver with respect to, the Notes, the Guarantee or the Issuing and Paying Agent Agreement, including a complete copy of any such amendment, modification or waiver.
3.2    The Issuer and the Guarantors shall, whenever there shall occur any change in the financial condition or operations of the Issuer or any Guarantor or any development or occurrence in relation to the Issuer or any Guarantor that would be material to holders of the Notes or potential holders of the Notes (including any downgrading or receipt of any notice of intended or potential downgrading or any review for potential change in the rating accorded any of the securities of the Issuer or any Guarantor by any nationally recognized statistical rating organization that has been engaged by the Issuer to rate the Notes and has published a rating of the Notes), promptly, and in any event prior to any subsequent issuance of Notes hereunder, notify the Dealer (by telephone, confirmed in writing, which may be by email) of such change, development or occurrence. For the avoidance of doubt, if such notification would involve the disclosure of material non-public information, such notification is required only to disclose the existence of any such change, development or occurrence, and is not required to disclose the details of or any further information of any kind relating to any such change, development or occurrence.
3.3    The Issuer and the Guarantors shall from time to time furnish to the Dealer such information as the Dealer may reasonably request, including, without limitation, any press releases or material provided by the Issuer or any Guarantor to any national securities exchange or rating agency, regarding (i) the operations and financial condition of the Issuer or any Guarantor, (ii) the due authorization and execution of the Notes and the Guarantee,

(iii) the Issuer’s ability to pay the Notes as they mature and (iv) each Guarantor’s ability to fulfill its obligations under the Guarantee. For the avoidance of doubt, (y) the Issuer and the Guarantors shall be deemed to have furnished any such requested information if the Issuer and the Guarantors have identified (by telephone, confirmed in writing, which may be by email) the relevant publicly available report or reports filed with the SEC that contain such requested information.
3.4    The Issuer and the Guarantors will take all such action as the Dealer may reasonably request to ensure that each offer and each sale of the Notes will comply with any applicable state Blue Sky laws; provided, however, that neither the Issuer nor any of the Guarantors shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
3.5    Neither the Issuer nor any of the Guarantors will be in default of any of its obligations hereunder or under the Notes, the Guarantee or the Issuing and Paying Agent Agreement, at any time that any of the Notes are outstanding.
3.6    The Issuer shall not issue Notes hereunder until the Dealer shall have received (a) an opinion of counsel to the Issuer and the Guarantors, addressed to the Dealer, satisfactory in form and substance to the Dealer, (b) a copy of the executed Issuing and Paying Agent Agreement as then in effect, (c) a copy of the executed Guarantee, (d) a copy of the resolutions adopted by the Board of Directors of the Issuer (or any authorized committee thereof) and resolutions adopted by the Member, Manager, General Partner, Board of Directors or other governing body of each Guarantor, satisfactory in form and substance to the Dealer and certified by the Secretary or Assistant Secretary or similar officer of the Issuer and each of the Guarantors, as the case may be, authorizing execution and delivery by the Issuer and each of the Guarantors of this Agreement, the Issuing and Paying Agent Agreement, the Guarantee and the Notes and consummation by the Issuer and the Guarantors of the transactions contemplated hereby and thereby, (e) a certificate of the secretary, assistant secretary or other designated officer of the Issuer and each of the Guarantors certifying as to (i) the Issuer’s and each Guarantor’s organizational documents, and attaching true, correct and complete copies thereof, (ii) the representations and warranties of each of the Issuer and each Guarantor being true and correct in all material respects, and (iii) the incumbency of the officers of the Issuer and each of the Guarantors authorized to execute and deliver this Agreement, the Issuing and Paying Agent Agreement, the Guarantee and the Notes, and take other action on behalf of the Issuer and each Guarantor in connection with the transactions contemplated hereby and thereby, (f) prior to the issuance of any book-entry Notes represented by a master note registered in the name of DTC or its nominee, a copy of the executed Letter of Representations among the Issuer, the Guarantors, the Issuing and Paying Agent and DTC, and of the executed Master Note, (g) prior to the issuance of any Notes in physical form, a copy of such form (unless attached to this Agreement or the Issuing and Paying Agent Agreement), (h) confirmation of the then current rating assigned to the Notes by each nationally recognized statistical rating organization then rating the Notes, (i) a properly completed and signed IRS Form W-8 or W-9, as applicable, for the Issuer and each Guarantor, (j) all information regarding beneficial ownership required by 31 C.F.R. §1010.230, including a completed form promulgated by the Securities Industry and Financial Markets Association to facilitate compliance with the requirements of the Financial Crimes Enforcement Network, and (k) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.

3.7    The Issuer and the Guarantors, jointly and severally, shall reimburse the Dealer for all of the Dealer’s reasonable out-of-pocket expenses of the Dealer documented in writing related to this Agreement, including reasonable expenses documented in writing incurred in connection with its preparation and negotiation, and the transactions contemplated hereby (including, but not limited to, the printing and distribution of the Private Placement Memorandum), and, if applicable, for the reasonable fees and out-of-pocket expenses of the Dealer’s counsel that are documented in writing.
3.8    Neither the Issuer nor any of the Guarantors shall file a Form D (as referenced in Rule 503 under the Securities Act) at any time in respect of the offer or sale of the Notes.
3.9    Without limiting any obligation of the Issuer or any Guarantor pursuant to this Agreement to provide the Dealer with credit and financial information, the Issuer and each of the Guarantors hereby acknowledges and agrees that the Dealer may share the Company Information and any other information or matters relating to the Issuer, any Guarantor or the transactions contemplated hereby with affiliates of the Dealer, and that such affiliates may likewise share information relating to the Issuer, any Guarantor or such transactions with the Dealer.
3.10    If any entity that is not then a Guarantor is, or becomes an obligor with respect to any indebtedness under the Credit Agreement, or in respect of debt securities issued or being issued by the Issuer, then on the same date that such entity becomes an obligor under the Credit Agreement or in respect of such securities, the Issuer shall cause such entity to execute and deliver to the Dealer an accession agreement to this Agreement reasonably acceptable to the Dealer pursuant to which such entity will become a Guarantor hereunder, and cause such entity to become a party to the Guarantee and provide the Dealer with a copy of an executed joinder to the Guarantee (in substantially the form attached as an exhibit thereto or such other form as reasonably satisfactory to the Dealer and Issuing and Paying Agent) and guarantee the Issuer’s obligations in respect of principal and interest on the Notes. In connection therewith, the Issuer shall cause the Guarantor to deliver to the Dealer, on such date that such entity becomes an obligor with respect to indebtedness under the Credit Agreement or in respect of securities issued by the Issuer, in form and substance reasonably satisfactory to the Dealer: (a) true and complete copies of the constitutive documents, charter and by-laws (if applicable), resolutions, certificates, certificates of incumbency and certificate of good standing or its equivalent from the jurisdiction of incorporation or organization of such additional guarantor, to the extent that such certificate of good standing exists in the relevant jurisdiction, each in form reasonably acceptable to the Dealer, if applicable; (b) a legal opinion of such new guarantor's counsel addressed to the Dealer, as to customary matters in a form reasonably acceptable to the Dealer; (c) a copy of the amended Master Note reflecting the addition of such Guarantor, and (d) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested. In connection with the foregoing, the Issuer shall provide the Dealer with prior written notice of its intent to add a subsidiary as a Guarantor hereunder, which notice shall, to the extent possible, be given at least ten (10) days in advance of the proposed effective date for such subsidiary becoming a Guarantor hereunder.
3.11    The obligations of the Guarantor hereunder and under the Guarantee will be automatically and unconditionally released with respect to a Guarantor on the Guarantee Release Date with respect to such Guarantor. Upon a Guarantee Release Date with respect to any Guarantor, the Issuer shall deliver to the Dealer a copy of the amended Master Note reflecting the removal of such Guarantor and to the extent that there are remaining

Guarantors, an amended and restated Guarantee reflecting such release and such other certificates, opinions and documents as the Dealer shall reasonably request in connection therewith. Notwithstanding anything to the contrary contained in this Agreement, the Issuer shall not offer, sell or issue any Notes following a Guarantee Release Date until it prepares and distributes to the Dealer an amendment or supplement to, or an amended version of, the Private Placement Memorandum reflecting the release of such Guarantor. The Issuer or the applicable Guarantor shall give the Dealer prior notice of the proposed release of such Guarantor, which notice shall, to the extent possible, be given at least ten (10) days in advance of the proposed release of such Guarantor.
4.    Disclosure.
4.1    The Private Placement Memorandum and its contents (other than the Dealer Information) shall be the sole responsibility of the Issuer and the Guarantors. The Private Placement Memorandum shall contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive information from, the Issuer and the Guarantors concerning the offering of Notes and shall provide the name, addresses and telephone numbers of the persons from whom information regarding the Issuer and the Guarantors may be obtained.
4.2    The Issuer and each of the Guarantors agrees to promptly furnish the Dealer the Company Information as it becomes available provided, that, any Company Information publicly filed with the SEC shall be deemed to have been delivered to the Dealer upon such Company Information being accessible through EDGAR.
4.3    (a) The Issuer and each of the Guarantors further agrees to notify the Dealer promptly, or to promptly update the Company Information and promptly provide the Dealer with a copy thereof, upon the occurrence of any event relating to or affecting the Issuer or any Guarantor that would cause the Company Information then in existence to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.
(b)    In the event that the Issuer or any of the Guarantors give the Dealer notice pursuant to Section 4.3(a) and (i) the Issuer is selling Notes in accordance with Section 1; (ii) the Dealer notifies the Issuer that it then has Notes it is holding in inventory; or (iii) any Notes are otherwise outstanding, the Issuer and the Guarantors agree promptly to supplement or amend the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Issuer and the Guarantors shall make such supplement or amendment available to the Dealer.
(c)    In the event that (i) the Issuer or any of the Guarantors give the Dealer notice pursuant to Section 4.3(a), (ii) (A) the Issuer is not selling Notes in accordance with Section 1, (B) the Dealer does not notify the Issuer that it is then holding Notes in inventory and (C) no Notes are otherwise outstanding, and (iii) the Issuer or any Guarantor chooses not to promptly amend or supplement the Private Placement Memorandum in the manner described in clause (b) above, then all solicitations and sales of Notes shall be suspended until such time as the Issuer and the Guarantors have so amended or supplemented the Private Placement Memorandum, and made such amendment or supplement available to the Dealer.
(d)    Without limiting the generality of Section 4.3(a), to the extent that the Private Placement Memorandum sets forth financial information of the Issuer or any Guarantor (other than financial information included in a report described in clause (i) of the definition of "Company Information" that (i) is incorporated by reference in the Private Placement Memorandum or (ii) the Private Placement Memorandum expressly states is being made available to holders and prospective purchasers of the Notes but is not otherwise set forth therein), the Issuer and each Guarantor shall review, amend and supplement the Private Placement Memorandum on a periodic basis, but no less than at least once annually, to incorporate current financial information of the Issuer and the Guarantors to the extent necessary to ensure that the information provided in the Private Placement Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
5.    Indemnification and Contribution.
5.1    The Issuer and the Guarantors, jointly and severally, will indemnify and hold harmless the Dealer, each individual, corporation, partnership, trust, association or other entity controlling the Dealer, any affiliate of the Dealer or any such controlling entity and their respective directors, officers, employees, partners, shareholders, trustees and agents (hereinafter the “Indemnitees”) against any and all liabilities, penalties, suits, causes of action, losses, damages, claims, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) or judgments of whatever kind or nature (each a “Claim”), imposed upon, incurred by or asserted against the Indemnitees arising out of or based upon (i) any allegation that the Private Placement Memorandum, the Company Information or any information provided by the Issuer or any of the Guarantors to the Dealer included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the breach by the Issuer or any of the Guarantors of any agreement, covenant or representation made in or pursuant to this Agreement. This indemnification shall not apply to the extent that the Claim arises out of or is based upon (A) Dealer Information or (B) with respect to the indemnity contained in clause (ii) of the immediately preceding sentence, the gross negligence or willful misconduct of the Dealer as determined by a court of competent jurisdiction in a final non-appealable judgment.
5.2    Provisions relating to claims made for indemnification under this Section 5 are set forth on Exhibit B to this Agreement.
5.3    In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of this Section 5, the Issuer and the Guarantors, jointly and severally, shall contribute to the aggregate costs incurred by the Dealer and any other Indemnitees in connection with any Claim in the proportion of the respective economic interests of the Issuer and the Guarantors, on one hand, and the Dealer, on the other hand; provided, however, that such contribution by the Issuer and the Guarantors shall be in an amount such that the aggregate costs incurred by the Dealer and such other Indemnitees do not exceed the aggregate of the commissions and fees earned by the Dealer hereunder with respect to the issue or issues of Notes to which such Claim relates. The respective economic interests shall be calculated by reference to the aggregate proceeds to the Issuer of the Notes issued hereunder and the aggregate commissions and fees earned by the Dealer hereunder.
6.    Definitions.
6.1    “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
6.2    “Bribery Act” shall have the meaning set forth in Section 2.13.

6.3    “Claim” shall have the meaning set forth in Section 5.1.
6.4    “Company Information” at any given time shall mean the Private Placement Memorandum together with, to the extent applicable, (i) the Issuer’s most recent report on Form 10-K filed with the SEC and each report on Form 10-Q or 8-K filed by the Issuer with the SEC since the most recent Form 10-K, (ii) the Issuer’s most recent annual audited financial statements and each interim financial statement or report prepared subsequent thereto, if not included in item (i) above to the extent publicly disseminated, (iii) the Issuer’s, each Guarantor’s and their affiliates’ other publicly available recent reports filed or furnished to the SEC under the Exchange Act, including, but not limited to, any publicly available filings or reports provided to their respective shareholders, (iv) any other information or disclosure prepared pursuant to Section 4.3 hereof and (v) any information prepared or approved in writing by the Issuer or any Guarantor for dissemination to investors or potential investors in the Notes.
6.5    “Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
6.6    “Credit Agreement” shall mean (a) the Amended and Restated Credit Agreement dated as of December 16, 2021 among the Issuer, the Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for such lenders and the other parties from time to time party thereto (including any term loans and revolving loans thereunder, any guarantees and security documents and other agreements and document entered into in connection therewith), as further amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and (b) any agreement (and related document) governing indebtedness which is incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders. “Current Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(i).
6.7    “Dealer Information” shall mean material concerning the Dealer (including, without limitation, the information contained in the Private Placement Memorandum under the heading entitled “The Dealer”) provided by the Dealer in writing expressly for inclusion in the Private Placement Memorandum.
6.8    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
6.9    “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.
6.10    “Face Amount” shall mean (i) with respect to any interest bearing Note, the principal amount of such Note, and (ii) with respect to any Notes sold at a discount, the amount payable with respect to such Note at the maturity thereof.
6.11    “FCPA” shall have the meaning set forth in Section 2.13.

6.12    “Guarantee Release Date” shall mean, with respect to a Guarantor, the date that is the later of: (i) such time as such Guarantor (a) is not, is released or relieved as, or ceases (or concurrently will cease) to be, an obligor under the Credit Agreement, or any guaranty provided in connection therewith, as applicable; and (b) is not, is released or relieved as, or ceases (or concurrently will cease) to be, an obligor with respect to securities issued or to be issued pursuant to an indenture or other similar agreement relating to any issuance of debt securities by the Issuer (a “Guarantor Release Event”), and (ii) the date written notice of such Guarantor Release Event is given to the Dealers by the Issuer or such Guarantor; provided that if at any time following the occurrence of a Guarantor Release Date with respect to a Guarantor, such Guarantor shall become a guarantor under the Credit Agreement or in connection with the issuance of securities by the Issuer, such Guarantor’s obligations hereunder and under the Guarantee and other related documents shall be automatically reinstated as of the date such Guarantor became a guarantor under the Credit Agreement or in respect of such issuance of securities.
6.13    “Indemnitee” shall have the meaning set forth in Section 5.1.
6.14    “Institutional Accredited Investor” shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.
6.15    “Issuing and Paying Agent Agreement” shall mean the issuing and paying agent agreement described on the cover page of this Agreement, or any replacement thereof, as such agreement may be amended or supplemented from time to time.
6.16    “Issuing and Paying Agent” shall mean the party designated as such on the cover page of this Agreement, or any successor thereto or replacement thereof, as issuing and paying agent under the Issuing and Paying Agent Agreement.
6.17    “Maximum Amount” shall mean the maximum of the aggregate Face Amount of the Issuer’s Notes permitted to be outstanding under the Program at any time (whether sold through the Dealer or any Other Dealer), which such maximum aggregate Face Amount is $2,750,000,000, unless such amount is increased in accordance with Section 1.8 hereof.
6.18    “Money Laundering Laws” shall have the meaning set forth in Section 2.14.
6.19    “Non-bank fiduciary or agent” shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association, as defined in Section 3(a)(5)(A) of the Securities Act.
6.20    “Other Dealer” and “Other Dealers” shall have the meanings set forth in Section 1.2.
6.21    “Outstanding Notes” shall have the meaning set forth in Section 7.9(ii).
6.22    “Private Placement Memorandum” shall mean offering materials prepared in accordance with Section 4 (including materials referred to therein or incorporated by reference therein, if any) provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared from time to time in accordance with this Agreement (other than any amendment or supplement that has been completely superseded by a later amendment or supplement).

6.23    “Program” shall mean the commercial paper program of the Issuer as contemplated by this Agreement, the Guarantee and the Issuing and Paying Agent Agreement.
6.24    “Qualified Institutional Buyer” shall have the meaning assigned to that term in Rule 144A under the Securities Act.
6.25    “Replacement” shall have the meaning set forth in Section 7.9(i).
6.26    “Replacement Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(i).
6.27    “Replacement Issuing and Paying Agent Agreement” shall have the meaning set forth in Section 7.9(i).
6.28    “Rule 144A” shall mean Rule 144A under the Securities Act.
6.29    “Sanctioned Countries” and “Sanctioned Country” shall have the meanings set forth in Section 2.15.
6.30    “Sanctioned Persons” shall have the meaning set forth in Section 2.15.
6.31    “Sanctions” shall have the meaning set forth in Section 2.13.
6.32    “SEC” shall mean the U.S. Securities and Exchange Commission.
6.33    “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
6.34    “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

7.    General
7.1    Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing and shall be effective when received at the mailing address or email address of the respective party set forth in the Addendum to this Agreement.
7.2    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.
7.3    (a) Each of the Issuer and each Guarantor agrees that any suit, action or proceeding brought by the Issuer or any Guarantor against the Dealer in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan. EACH OF THE DEALER, THE ISSUER AND EACH OF THE GUARANTORS WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(b) Each of the Issuer and each of the Guarantors hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes.
7.4    This Agreement may be terminated, at any time, by the Issuer, upon one business day’s prior notice to such effect to the Dealer, or by the Dealer upon one business day’s prior notice to such effect to the Issuer. Any such termination, however, shall not affect the obligations of the Issuer or any Guarantor under Sections 1.2 (first sentence), 3.7, 5 and 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.
7.5    This Agreement is not assignable by any party hereto without the written consent of the other parties; provided, however, that, the Dealer may assign its rights and obligations under this Agreement to any affiliate of the Dealer.
7.6    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Each party to this Agreement agrees that the other parties may execute its counterpart of this Agreement by (i) an “electronic signature”, whether digital or encrypted, to the maximum extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Signatures and Records Act of New York, or any similar state laws based on the Uniform Electronic Transactions Act, (ii) an electronic transmission (including electronic mail in portable document format (pdf.) form), or other electronic means that reproduces an image of a manually-signed counterpart, or (iii) a digital signature transmitted through DocuSign, Adobe Sign or any other secure portal for digitized signature of documents that complies with the U.S. federal ESIGN Act of 2000. Any such counterpart shall be effective to the same extent as delivery of a manually executed counterpart of this Agreement and treated as an original manually executed counterpart for all purposes of this Agreement.
7.7    Except as provided in Section 5 with respect to non-party Indemnitees, this Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever; provided, however, that Section 7.3(b) is hereby specifically and exclusively acknowledged to also be for the benefit of the holders from time to time of the Notes, as third-party beneficiaries.
7.8    The Issuer and each of the Guarantors acknowledges and agrees that (i) purchases and sales, or placements, of the Notes pursuant to this Agreement, including the determination of any prices for the Notes and Dealer compensation, are arm's-length commercial transactions between the Issuer and the Guarantors, on the one hand, and the Dealer, on the other hand, (ii) in connection therewith and with the process leading to such transactions, the Dealer is acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Issuer, any Guarantor or any of their respective affiliates, (iii) the Dealer has not assumed an advisory or fiduciary responsibility in favor of the Issuer, any Guarantor or any of their respective affiliates with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Dealer has advised or is currently advising the Issuer, any Guarantor or any of their respective affiliates on other matters) or any other obligation to the Issuer, any Guarantor or any of their respective affiliates except the obligations expressly set forth in this Agreement, (iv) the Issuer and each of the Guarantors are capable of evaluating and understanding and each understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (v) the Dealer and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and/or the Guarantors and that the Dealer has no obligation to disclose any of those interests by virtue of any advisory or fiduciary relationship, (vi) the Dealer has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby, and (vii) the Issuer and each of the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Issuer and each of the Guarantors agree that they will not claim that the Dealer has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer or any Guarantor in connection with such transactions or the process leading thereto. Any review by the Dealer of the Issuer or any Guarantor, the transactions contemplated hereby or other matters relating to such transactions shall be performed solely for the benefit of the Dealer and shall not be on behalf of the Issuer or any Guarantor. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, the Guarantors and the Dealer with respect to the subject matter hereof. The Issuer and each of the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims the Issuer or any Guarantor may have against the Dealer with respect to any breach or alleged breach of fiduciary duty arising out of the offer and sale of the Notes or any obligations related to this Agreement or the Guarantee.
7.9    (i) The parties hereto agree that the Issuer may, in accordance with the terms of this Section 7.9, from time to time replace the party which is then acting as Issuing and Paying Agent (the “Current Issuing and Paying Agent”) with another party (such other party, the “Replacement Issuing and Paying Agent”), and enter into an agreement with the Replacement Issuing and Paying Agent covering the provision of issuing and paying agency functions in respect of the Notes by the Replacement Issuing and Paying Agent (the “Replacement Issuing and Paying Agent Agreement”) (any such replacement, a “Replacement”).
(ii) From and after the effective date of any Replacement, (A) to the extent that the Issuing and Paying Agent Agreement provides that the Current Issuing and Paying Agent will continue to act in respect of Notes outstanding as of the effective date of such Replacement (the “Outstanding Notes”), then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Current Issuing and Paying Agent, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent, in respect of Notes issued on or after the effective date of such Replacement, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Current Issuing and Paying Agent in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent in respect of Notes issued on or after the effective date of such Replacement, and (iii) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the existing Issuing and Paying Agent Agreement, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent Agreement, in respect of Notes issued on or after the effective date of such Replacement; and (B) to the extent that the Issuing and Paying Agent Agreement does not provide that the Current Issuing and Paying Agent will continue to act in respect of the Outstanding Notes, then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Replacement Issuing and Paying Agent, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent, and (iii) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent Agreement.
(iii) From and after the effective date of any Replacement, the Issuer shall not issue any Notes hereunder unless and until the Dealer shall have received: (a) a copy of the executed Replacement Issuing and Paying Agent Agreement, (b) a copy of the executed Letter of Representations among the Issuer, the Guarantors, the Replacement Issuing and Paying Agent and DTC, (c) a copy of the executed Master Note authenticated by the

Replacement Issuing and Paying Agent and registered in the name of DTC or its nominee, (d) an amendment or supplement to the Private Placement Memorandum describing the Replacement Issuing and Paying Agent as the Issuing and Paying Agent for the Notes, and reflecting any other changes thereto necessary in light of the Replacement so that the Private Placement Memorandum, as amended or supplemented, satisfies the requirements of this Agreement, and (e) a legal opinion of counsel to the Issuer and the Guarantors, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer, as to (x) the due authorization, delivery, validity and enforceability of Notes issued pursuant to the Replacement Issuing and Paying Agent Agreement, and (y) such other matters as the Dealer may reasonably request.
7.10    Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that:
(a) In the event that the Dealer that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Dealer of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that the Dealer that is a Covered Entity or a BHC Act Affiliate of the Dealer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

Microchip Technology Incorporated, as Issuer	[ ], as Dealer
By:	By:
Name:	Name:
Title:	Title:

ATMEL CORPORATION, as a Guarantor

By: ________________________________
Name:
Title:

MICROCHIP HOLDING
CORPORATION, as a Guarantor

By: ________________________________
Name:
Title:

MICROCHIP TECHNOLOGY LLC, as a Guarantor

By: ________________________________
Name:
Title:

SILICON STORAGE
TECNOLOGY, INC., as a Guarantor

By: ________________________________
Name:
Title:
Date:

MICROSEMI CORPORATION, as a Guarantor

By: ________________________________
Name:
Title:

MICROSEMI STORAGE
SOLUTIONS, INC., as a Guarantor

By: ________________________________
Name:
Title:

Addendum
The following additional clauses shall apply to the Agreement and be deemed a part thereof.
1.    The other dealers referred to in clause (b) of Section 1.2 of the Agreement are [_______________________________________________________].
2.    The addresses of the respective parties for purposes of notices under Section 7.1 are as follows:
For the Issuer and the Guarantors:
Address: 2355 W. Chandler Boulevard, Chandler, AZ 85224
Attention: [ ]
Telephone number: [ ]
Email:[ ]
For the Dealer:
Address:         [ ]
Attention:         [ ]
Telephone number:     [ ]
Email:

Exhibit A
Form of Legend for Private Placement Memorandum and Notes
NEITHER THE NOTES NOR THE GUARANTEES THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO MICROCHIP TECHNOLOGY INCORPORATTED (THE “ISSUER”), THE GUARANTORS, THE NOTES AND THE GUARANTEES, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS EITHER (A)(i) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (2)(i) PURCHASING NOTES FOR ITS OWN ACCOUNT, (ii) A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR (iii) A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION OR OTHER SUCH INSTITUTION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH ACCOUNTS IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR; OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO A PLACEMENT AGENT DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.

Exhibit B
Further Provisions Relating to Indemnification
(a)    The Issuer and the Guarantors, jointly and severally, agree to reimburse each Indemnitee promptly after written demand with reasonable supporting documentation for all reasonable expenses (including reasonable fees and disbursements of external counsel) as they are incurred by it in connection with investigating or defending any loss, claim, damage, liability or action in respect of which indemnification may be sought under Section 5 of the Agreement (whether or not it is a party to any such proceedings).
(b)    Promptly after receipt by an Indemnitee of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against the Issuer or any Guarantor, notify the Issuer or such Guarantor in writing of the existence thereof; provided that (i) the omission to so notify the Issuer or the Guarantors, as applicable, will not relieve it from any liability which it may have hereunder unless and except to the extent such failure results in the forfeiture by it of substantial rights and defenses, and (ii) the omission to so notify the Issuer or any Guarantor will not relieve it from liability which it may have to an Indemnitee otherwise than on account of this indemnity agreement. In case any such Claim is made against any Indemnitee and it notifies the Issuer or the applicable Guarantor of the existence thereof, the Issuer and the Guarantors will be entitled to participate therein, and to the extent that they may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in any such Claim include both the Indemnitee and either the Issuer or any Guarantor, or both, and the Indemnitee shall have reasonably concluded, upon advice of outside counsel, that there may be legal defenses available to it which are different from or additional to those available to the Issuer or any Guarantor, neither the Issuer nor any Guarantor shall have the right to direct the defense of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnitee. Upon receipt of notice from the Issuer or any Guarantor to such Indemnitee of the election by the Issuer and the Guarantors to assume the defense of such Claim and approval by the Indemnitee of counsel, which approval will not be unreasonably withheld, the Issuer and the Guarantors will not be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Issuer shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought), selected by such Indemnitees, representing the Indemnitees who are party to such Claim; provided, that if the defendants in any such Claim include multiple Indemnitees, all such Indemnitees shall be entitled to select only one counsel to serve as separate counsel for all of the Indemnitees, unless such Indemnitees have concluded in their reasonable business judgment that there may be legal defenses available to an Indemnitee which are different from or additional to those available to any other Indemnitee, in which case any such Indemnitee with different or additional legal defenses shall have the right to select separate counsel from any other Indemnitees to assert such legal defenses on behalf of such Indemnitee), (ii) the Issuer and the Guarantors shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim or (iii) the Issuer or any relevant Guarantor has authorized in writing the employment of counsel for the Indemnitee. The indemnity, reimbursement and contribution obligations of the Issuer and the Guarantors hereunder shall be in addition to any other liability the Issuer or any Guarantor may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuer, the Guarantors and any Indemnitee. Each of the Issuer and each Guarantor agrees that without the Dealer’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under the indemnification provision of the Agreement (whether or not the Dealer or any other Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnitee from all liability arising out of such Claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnitee. The Issuer shall not be liable for any settlement of any proceeding effected without its consent (such consent not to be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there is a final judgment for the plaintiff, the Issuer agrees to indemnify the Indemnitees from and against any loss or liability by reason of such settlement or judgment.

Exhibit C
Statement of Terms for Interest – Bearing Commercial Paper Notes of Microchip Technology Incorporated
THE PROVISIONS SET FORTH BELOW ARE QUALIFIED TO THE EXTENT APPLICABLE BY THE TRANSACTION SPECIFIC [PRICING] [PRIVATE PLACEMENT MEMORANDUM] SUPPLEMENT (THE “SUPPLEMENT”) (IF ANY) SENT TO EACH PURCHASER AT THE TIME OF THE TRANSACTION.
1. General. (a) The obligations of the Issuer to which these terms apply (each a “Note”) are represented by one or more Master Notes (each, a “Master Note”) issued in the name of (or of a nominee for) The Depository Trust Company (“DTC”), which Master Notes include the terms and provisions for the Issuer’s Interest-Bearing Commercial Paper Notes that are set forth in this Statement of Terms, since this Statement of Terms constitutes an integral part of the Underlying Records as defined and referred to in the Master Notes.
(b) “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to be closed in New York City, unless otherwise specified in the Supplement.
2. Interest. (a) Each Note will bear interest at a fixed rate (a “Fixed Rate Note”) or at a floating rate (a “Floating Rate Note”).
(b) The Supplement sent to each holder of such Note will describe the following terms: (i) whether such Note is a Fixed Rate Note or a Floating Rate Note and whether such Note is an Original Issue Discount Note (as defined below); (ii) the date on which such Note will be issued (the “Issue Date”); (iii) the Stated Maturity Date (as defined below); (iv) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the Interest Payment Dates; (v) if such Note is a Floating Rate Note, the Base Rate, the Index Maturity, the Interest Reset Dates, the Interest Payment Dates and the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; and (vi) any other terms applicable specifically to such Note. “Original Issue Discount Note” means a Note which has a stated redemption price at the Stated Maturity Date that exceeds its Issue Price by more than a specified de minimis amount and which the Supplement indicates will be an “Original Issue Discount Note”.
(c) Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum specified in the Supplement until the principal amount thereof is paid or made available for payment. Interest on each Fixed Rate Note will be payable on the dates specified in the Supplement (each an “Interest Payment Date” for a Fixed Rate Note) and on the Maturity Date (as defined below). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year and actual days elapsed.
If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be payable on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.
(d) The interest rate on each Floating Rate Note for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (a “Base Rate”) plus or minus a number of basis points (one basis point equals one-hundredth of a percentage point) (the “Spread”), if any, and/or multiplied by a certain percentage (the “Spread Multiplier”), if any, until the principal thereof is paid or made available for payment. The Supplement will designate which of the following Base Rates is applicable to the related Floating Rate Note: (i) the Commercial Paper Rate (a “Commercial Paper Rate Note”), (ii) the Federal Funds Rate (a “Federal Funds Rate Note”), (iii)

the Prime Rate (a “Prime Rate Note”), (iv) the Treasury Rate (a “Treasury Rate Note”) or (v) such other Base Rate as may be specified in such Supplement.
The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly or semi-annually (the “Interest Reset Period”). The date or dates on which interest will be reset (each an “Interest Reset Date”) will be, unless otherwise specified in the Supplement, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week; in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes that reset semiannually, the third Wednesday of the two months specified in the Supplement. If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date will be postponed to the next day that is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day, unless otherwise specified in the Supplement. Interest on each Floating Rate Note will be payable monthly, quarterly or semiannually (the “Interest Payment Period”) and on the Maturity Date. Unless otherwise specified in the Supplement, and except as provided below, the date or dates on which interest will be payable (each an “Interest Payment Date” for a Floating Rate Note) will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes with a semiannual Interest Payment Period, on the third Wednesday of the two months specified in the Supplement. In addition, the Maturity Date will also be an Interest Payment Date.
If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date occurring on the Maturity Date) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day, unless otherwise specified in the Supplement. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity.
Interest payments on each Interest Payment Date for Floating Rate Notes will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. On the Maturity Date, the interest payable on a Floating Rate Note will include interest accrued to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the cases where the Base Rate is the Commercial Paper Rate, Federal Funds Rate or Prime Rate, or by the actual number of days in the year, in the case where the Base Rate is the Treasury Rate. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any adjustment by a Spread and/or a Spread Multiplier.

The “Interest Determination Date” where the Base Rate is the Commercial Paper Rate will be the second Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Federal Funds Rate or the Prime Rate will be the Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Treasury Rate will be the day of the week in which such Interest Reset Date falls when Treasury Bills are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is held on the following Tuesday or the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. The Interest Determination Date where the Base Rate is a rate other than a specific rate set forth in this paragraph will be as set forth in the Supplement.
The “Index Maturity” is the period to maturity of the instrument or obligation from which the applicable Base Rate is calculated.
The “Calculation Date,” where applicable, shall be the earlier of (i) the tenth calendar day following the applicable Interest Determination Date or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date.
All times referred to herein reflect New York City time, unless otherwise specified.
The Issuer shall specify in writing to the Issuing and Paying Agent which party will be the calculation agent (the “Calculation Agent”) with respect to the Floating Rate Notes. The Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note to the Issuing and Paying Agent as soon as the interest rate with respect to such Floating Rate Note has been determined and as soon as practicable after any change in such interest rate.
All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).
Commercial Paper Rate Notes
“Commercial Paper Rate” means the Money Market Yield (calculated as described below) of the rate on any Interest Determination Date for commercial paper having the Index Maturity, as published by the Board of Governors of the Federal Reserve System (“FRB”) in “Commercial Paper Rates and Outstanding Summary” or any successor publication of the FRB (“Commercial Paper Rates and Outstanding Summary”), available through the world wide website of the FRB at https://www.federal reserve.gov/releases/cp/default.htm, or any successor site or publication or other recognized source used for the purpose of displaying the applicable rate under the heading “Rates AA nonfinancial”.
If the above rate is not published in Commercial Paper Rates and Outstanding Summary by 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity published in the daily update of the FRB’s “Statistical Release H.15, Selected Interest Rates” or any successor publication of the FRB (“H.15”), available through the world wide website of the FRB at http://www.federalreserve.gov/releases/h15/, or any successor site or publication or other recognized electronic source used for the purpose of displaying the applicable rate (“H.15 Daily Update”) under the heading “Commercial Paper-Nonfinancial”.

If by 3:00 p.m. on such Calculation Date such rate is not published in either Commercial Paper Rates and Outstanding Summary or the H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m. on such Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York City selected by the Calculation Agent for commercial paper of the Index Maturity placed for an industrial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized statistical rating organization.
If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate with respect to such Interest Determination Date will remain the Commercial Paper Rate then in effect on such Interest Determination Date.
“Money Market Yield” will be a yield calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 - (D x M)
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.
Federal Funds Rate Notes
“Federal Funds Rate” means the rate on any Interest Determination Date for federal funds as published in H.15 under the heading “Federal Funds (Effective)” and displayed on Reuters Page (as defined below) FEDFUNDS1 (or any other page as may replace the specified page on that service) (“Reuters Page FEDFUNDS1”) under the heading EFFECT.
If the above rate does not appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 p.m. on the Calculation Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update under the heading “Federal Funds/(Effective)”.
If such rate is not published as described above by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by each of three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent prior to 9:00 a.m. on such Interest Determination Date.
If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such Interest Determination Date.
“Reuters Page” means the display on Thomson Reuters Eikon, or any successor service, on the page or pages specified in this Statement of Terms or the Supplement, or any replacement page on that service.
Prime Rate Notes
“Prime Rate” means the rate on any Interest Determination Date as published in H.15 under the heading “Bank Prime Loan”.
If the above rate is not published in H.15 prior to 3:00 p.m. on the Calculation Date, then the Prime Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update opposite the caption “Bank Prime Loan”.

If the rate is not published prior to 3:00 p.m. on the Calculation Date in either H.15 or the H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as such bank’s prime rate or base lending rate as of 11:00 a.m., on that Interest Determination Date.
If fewer than four such rates referred to above are so published by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent.
If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on such Interest Determination Date.
“Reuters Screen US PRIME1 Page” means the display designated as page “US PRIME1” on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).
Treasury Rate Notes
“Treasury Rate” means:
(1) the rate from the auction held on the Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the Supplement under the caption “INVEST RATE” on the display on the Reuters Page designated as USAUCTION10 (or any other page as may replace that page on that service) or the Reuters Page designated as USAUCTION11 (or any other page as may replace that page on that service), or
(2) if the rate referred to in clause (1) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or
(3) if the rate referred to in clause (2) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or
(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or
(5) if the rate referred to in clause (4) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or
(6) if the rate referred to in clause (5) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. on that Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the Supplement, or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.
“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 - (D x M)
where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.
3. Final Maturity. The Stated Maturity Date for any Note will be the date so specified in the Supplement, which shall be no later than 397 days from the date of issuance. On its Stated Maturity Date, or any date prior to the Stated Maturity Date on which the particular Note becomes due and payable by the declaration of acceleration, each such date being referred to as a Maturity Date, the principal amount of such Note, together with accrued and unpaid interest thereon, will be immediately due and payable.
4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” with respect to a Note: (i) default in any payment of principal of or interest on such Note (including on a redemption thereof); (ii) the Issuer or any Guarantor makes any compromise arrangement with its creditors generally including entering into any form of moratorium with its creditors generally; (iii) a court having jurisdiction shall enter a decree or order for relief in respect of the Issuer or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or there shall be appointed a receiver, administrator, liquidator, custodian, trustee or sequestrator (or similar officer) with respect to the whole or substantially the whole of the assets of the Issuer or any Guarantor and any such decree, order or appointment is not removed, discharged or withdrawn within 60 days thereafter; or (iv) the Issuer or any Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, administrator, liquidator, assignee, custodian, trustee or sequestrator (or similar official), with respect to the whole or substantially the whole of the assets of the Issuer or such Guarantor or make any general assignment for the benefit of creditors. Upon the occurrence of an Event of Default, the principal of such Note (together with interest accrued and unpaid thereon) shall become, without any notice or demand, immediately due and payable.
5. Obligation Absolute. No provision of the Issuing and Paying Agent Agreement under which the Notes are issued shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on each Note at the times, place and rate, and in the coin or currency, herein prescribed.
6. Supplement. Any term contained in the Supplement shall supersede any conflicting term contained herein.

Exhibit D

Form of Guarantee

GUARANTEE

GUARANTEE, dated as of September 13, 2023, of each of the entities listed on Schedule 1 hereto (as amended and supplemented from time to time, the “Guarantors”).

A.    Each Guarantor, for value received, hereby jointly and severally agrees as follows for the benefit of the holders from time to time of the Notes hereinafter described and for the benefit of [ ], as issuing and paying agent (the “Agent”), until such time as this Guarantee is released as to such Guarantor pursuant to the provisions of paragraph B. below:

1.    Each Guarantor irrevocably guarantees on a joint and several basis payment in full, as and when the same becomes due and payable, of the principal and interest, if any, on the promissory notes (the “Notes”) issued by Microchip Technology Incorporated, a Delaware corporation (the “Issuer”), from time to time pursuant to the Issuing and Paying Agent Agreement, dated as of the date hereof (as the same may be amended, supplemented or modified from time to time, the “Issuing and Paying Agent Agreement”), between the Issuer and the Agent.

2.    Each Guarantor irrevocably guarantees on a joint and several basis payment in full, as and when the same becomes due and payable, of each and every payment obligation of the Issuer to Agent as set forth in Sections 14 and 15 of the Issuing and Paying Agent Agreement.

3.    Each Guarantor’s obligations under this Guarantee shall be unconditional, irrespective of the validity or enforceability of any provision of the Issuing and Paying Agent Agreement or the Notes.

4.    This Guarantee is a guaranty of the due and punctual payment (and not merely of collection) of the payment obligations of the Issuer under the Issuing and Pay8ing Agent Agreement and the principal of and interest, if any, on the Notes by the Issuer and shall remain in full force and effect until all such principal and interest have been validly, finally and irrevocably paid in full, and shall not be affected in any way by any circumstance or condition whatsoever, including without limitation, (a) the absence of any action to obtain such amounts from the Issuer, (b) any variation, extension, waiver, compromise or release of any or all of the obligations of the Issuer under the Issuing and Paying Agent Agreement or the Notes or of any collateral security therefore or (c) any change in the existence or structure of, or the bankruptcy or insolvency of, the Issuer or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. To the fullest extent permitted by applicable law, each Guarantor waives all requirements as to diligence, presentment, demand for payment, protest and notice of any kind with respect to the Issuing and Paying Agent Agreement and the Notes.

5.    In the event of a default in payment of obligations of the Issuer under the Issuing and Paying Agent Agreement or principal of or interest on any Notes, Agent or the holders of such Notes, as applicable, may institute legal proceedings directly against one or more of the Guarantors to enforce this Guarantee without first proceeding against the Issuer.

6.    This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment by the Issuer of obligations of under the Issuing and Paying Agent Agreement or the principal of or interest, if any, on the Notes, in whole or in part, is rescinded or must otherwise be returned by the Agent or the holder, as applicable, upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

7.    To the extent that a Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Guarantee, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guarantee, such Guarantor hereby irrevocably and unconditionally waives, and agrees for the benefit of the Dealer and any holder from time to time of the Notes not to plead or claim, any such immunity, and consents to such relief and enforcement.

B.    This Guarantee will be automatically and unconditionally released in respect of the Issuing and Paying Agent Agreement and the Notes with respect to a Guarantor (the date of such release with respect to any Guarantor, the “Guarantee Release Date” with respect to such Guarantor) upon the date that is the later of: (i) such time as such Guarantor (a) is not, is released or relieved as, or ceases (or concurrently will cease) to be, an obligor under the Credit Agreement or any guaranty provided in connection therewith as applicable; and (b) is not, is released or relieved as, or ceases (or concurrently will cease) to be, an obligor with respect to securities issued or to be issued pursuant to an indenture or other similar agreement relating to any issuance of debt securities by the Issuer (a “Guarantor Release Event”), and (ii) the date written notice of such Guarantor Release Event is given to the Dealers by the Issuer or such Guarantor; provided that if at any time following the occurrence of a Guarantor Release Date with respect to a Guarantor, such Guarantor shall become a guarantor under the Credit Agreement or in connection with the issuance of securities by the Issuer, such Guarantor’s obligations hereunder and under the Dealer Agreements and other related documents shall be automatically reinstated as of the date such Guarantor became a guarantor under the Credit Agreement or in respect of such issuance of securities.

C.    If any entity is required to become party to this Guarantee pursuant to the Commercial Paper Dealer Agreements, each dated the date hereof (as the same may be amended, supplemented or modified from time to time, each a “Dealer Agreement”, and collectively, the “Dealer Agreements”) among the Issuer, the Guarantors and each of the dealers party thereto (each, a “Dealer”, and collectively, the “Dealers”) and/or the Issuing and Paying Agent Agreement, such entity shall execute and deliver to each Dealer and the Agent a joinder agreement substantially in the form of Exhibit A attached hereto and from and after such execution and delivery, such entity shall (within the timing required by the Dealer Agreements and/or Issuing and Paying Agent Agreement, as applicable) be deemed a Guarantor hereunder as if originally named herein and party hereto on the date hereof; provided that prior to any offer, sale or issuance of Notes, any obligations or requirements set forth in the Dealer Agreements, and any other obligations or requirements reasonably required or requested by the Agent or any Dealer shall have been satisfied, including, without limitation, to the extent any such entity has a jurisdiction of incorporation or formation outside the United States, such amendments to this Guarantee, the Dealer Agreements and the Issuing and Paying Agent Agreement as the Agent or any Dealer may reasonably request relating thereto.

D.    Each of the Guarantors hereby agrees as follows:

1.    This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

2.    Each Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the United States federal courts located in the Borough of Manhattan and the courts of the State of New York located in the Borough of Manhattan.

3.    This Guarantee may be executed in multiple counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any provision of this Guarantee held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guarantee and the transactions contemplated hereby (including without limitation amendments or other modifications and waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

E.    Definitions:

    “Credit Agreement” shall mean (a) the Amended and Restated Credit Agreement dated as of December 16, 2021 among the Issuer, the Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for such lenders and the other parties from time to time party thereto (including any term loans and revolving loans thereunder, any guarantees and security documents and other agreements and document entered into in connection therewith), as further amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and (b) any agreement (and related document) governing indebtedness which is incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

IN WITNESS WHEREOF, the undersigned Guarantors have caused this Guarantee to be duly executed as of the day and year first above written.

                        ATMEL CORPORATION

                        By: ____________________
                        Name:
                        Title:

                        MICROCHIP HOLDING CORPORATION

                        By: ____________________
                        Name:
                        Title:

                        MICROCHIP TECHNOLOGY LLC

                        By: ____________________
                        Name:
                        Title:

                        SILICON STORAGE TECNOLOGY, INC.

                        By: ____________________
                        Name:
                        Title:

                        MICROSEMI CORPORATION

                        By: ____________________
                        Name:
                        Title:

                        MICROSEMI STORAGE SOLUTIONS, INC.

                        By: ____________________
                        Name:
                        Title:

Schedule I to Guarantee

List of Guarantors

Atmel Corporation, a Delaware corporation
Microchip Holding Corporation, a Delaware corporation
Microchip Technology LLC, a Delaware limited liability company
Silicon Storage Technology, Inc., a California corporation
Microsemi Corporation, a Delaware corporation
Microsemi Storage Solutions, Inc., a Delaware corporation

EXHIBIT A

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT (this “Joinder”), dated as of [__________], 20 [__], made by [__________], a [__________] (the “Additional Guarantor”), to the Guarantee dated as of September 13, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) made by the guarantors thereunder in favor of holders of the Notes issued pursuant to the Issuing and Paying Agent Agreement, dated as of September 13, 2023, as amended, supplemented or modified from time to time, [among] Microchip Technology Incorporated, a Delaware corporation (the “Issuer”), [the guarantors party thereto] and [ ] (together with its permitted successors and assigns in such capacity, the “Agent”) and pursuant to the Dealer Agreement, and acknowledged and agreed to by the Issuer and the guarantors party thereto. Capitalized terms used, but not defined herein shall have the meaning assigned to such terms in the Guarantee.

1. Guaranty. In accordance with the Guarantee, the Additional Guarantor by its signature below and satisfaction of all other requirements and obligations set forth in the Guarantee or any Dealer Agreement relating hereto becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and the Additional Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor under the Guarantee are true and correct on and as of the date hereof (or, if such representation and warranty relates to an earlier date, on and as of such earlier date). Each reference to a “Guarantor” in the Guarantee shall be deemed to include the Additional Guarantor. The Guarantee is hereby incorporated herein by reference. For the avoidance of doubt, the provisions of the Guarantee applicable to Guarantors shall apply to the Additional Guarantor as if originally named in the Guarantee as a “Guarantor”.

2. Governing Law. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.

3. Miscellaneous. This Joinder may be executed in multiple counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any provision of this Joinder held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Joinder and the transactions contemplated hereby (including without limitation amendments or other modifications and waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By: _______________________
Name:
Title:

Exhibit E
Notification Letter for an Increase in the Maximum Amount
[_____________], 20[__]
To:    [__], as Dealer

cc.    [ ], as Issuing and Paying Agent
Re:    Commercial Paper Program of [Issuer]
Ladies and Gentlemen,
We refer to a commercial paper dealer agreement, dated as of September 13, 2023 (as amended, supplemented and otherwise modified from time to time, the “Dealer Agreement”) among Microchip Technology Incorporated, the Guarantors from time to time party thereto, and you, as Dealer, relating to a commercial paper program with a Maximum Amount of $[_________] as of the date hereof.
Capitalized terms used in this letter shall have meanings ascribed to such terms in the Dealer Agreement.
In accordance with Section 1.8 of the Dealer Agreement, we hereby notify you that the Maximum Amount shall be increased from [_________] to [_________], effective on [_____________], 20[__], subject to the delivery to you and the Issuing and Paying Agent of the following documents:
(i)    a certificate from a duly authorized officer of the Issuer and each Guarantor confirming that no changes have been made to the organizational documents of the Issuer or any Guarantor since the date of the Dealer Agreement or, if there have been any changes, a certified copy of the related organizational documents currently in force;
(ii)    certified copies of all documents evidencing the internal authorization and approval required to be granted by the Issuer and each Guarantor for such an increase in the Maximum Amount;
(iii)    an updated or supplemental Private Placement Memorandum reflecting the increase in the Maximum Amount of the Program;
(iv)    an opinion of counsel to the Issuer and each Guarantor as to (A) the due authorization, validity and enforceability of Notes issued pursuant to the Issuing and Paying Agent Agreement and the Guarantee, and (B) such other matters as the Dealer may reasonably request, in each case after giving effect to the increase in the Maximum Amount; and
(v)    evidence from each nationally recognized statistical rating organization providing a rating of the Notes either (A) that such rating has been confirmed after giving effect to the increase in the Maximum Amount or (B) setting forth any change in the rating of the Notes after giving effect to the increase in the Maximum Amount.
By its execution hereof, each of the Issuer and each Guarantor shall be deemed to represent and warrant that its representations and warranties in the Dealer Agreement and the Guarantee, as applicable, are true and correct on and as of the date hereof as if made on and as of the date hereof and shall be true and correct after giving effect to the increase of the Maximum Amount.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer and the Guarantor has caused this Letter to be executed as of the date and year first above written.
MICROCHIP TECHNOLOGY INCORPORATED,
as Issuer
________________________________
Name:
Title:

[SIGNATURE BLOCKS FOR EACH GUARANTOR TO BE ADDED]